                        INTEGRATED SYSTEMS, INC.

               PROXY SOLICITED BY THE BOARD OF DIRECTORS
                FOR THE SPECIAL MEETING OF SHAREHOLDERS
                      TO BE HELD ON [_____,__ ____]


     The undersigned hereby appoints ________________ and ____________, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of Integrated Systems, Inc., a California corporation, which the undersigned may be entitled to vote at the Special Meeting of Shareholders of Integrated Systems, Inc. to be held at 201 Moffett Park Drive, Sunnyvale, California on [DAY OF WEEK],
[_____,__ ____] at [__:__ a.m.], local time, and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

    UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR PROPOSAL 1 AS MORE SPECIFICALLY DESCRIBED IN THE JOINT PROXY
STATEMENT/PROSPECTUS. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.

          (CONTINUED, AND TO BE DATED AND SIGNED ON OTHER SIDE)
-------------------------------------------------------------------------------
                    TRIANGLE  FOLD AND DETACH HERE  TRIANGLE

                                                               Please mark  /X/
                                                              your votes as
                                                              indicated in
                                                              this example

             MANAGEMENT RECOMMENDS A VOTE FOR PROPOSAL 1.

PROPOSAL 1: To approve the principal terms of the merger     FOR AGAINST ABSTAIN
            contemplated by the Agreement and Plan of         / /   / /    / /
            Merger and Reorganization, dated as of
            October 21, 1999, among Wind River Systems,
            Inc., University Acquisition Corp., a
            Delaware corporation and a wholly owned
            subsidiary of Wind River, and Integrated
            Systems, Inc.


                                              PLEASE SIGN EXACTLY AS YOUR
                                              NAME APPEARS HEREON. IF THE
                                -------       STOCK IS REGISTERED IN THE
                                      |       NAMES OF TWO OR MORE PERSONS,
                                      |       EACH SHOULD SIGN. EXECUTORS,
                                              ADMINISTRATORS, TRUSTEES,
                                              GUARDIANS AND ATTORNEYS-IN-FACT
                                              SHOULD ADD THEIR TITLES. IF
                                              SIGNER IS A CORPORATION, PLEASE
                                              GIVE FULL CORPORATE NAME AND
                                              HAVE A DULY AUTHORIZED OFFICER
                                              SIGN, STATING TITLE. IF SIGNER
                                              IS A PARTNERSHIP, PLEASE SIGN
                                              IN PARTNERSHIP NAME BY AUTHORIZED
                                              PERSON.



           Signature(s)____________________________________ Dated _____________
                     PLEASE VOTE, DATE AND PROMPTLY RETURN THIS PROXY IN THE
                        ENCLOSED RETURN ENVELOPE WHICH IS POSTAGE PREPAID IF
                                MAILED IN THE UNITED STATES.
------------------------------------------------------------------------------
                    TRIANGLE  FOLD AND DETACH HERE  TRIANGLE